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                   Exhibit 23.1 Consent of Stegman & Company


                               Stegman & Company


To:      Board of Directors of View Systems Inc.

         We hereby consent to the inclusion in amended Form 10K-SB/A of our report dated May 22, 2000, related to the consolidated financial statements of View Systems, Inc. and Subsidiaries for the years ended December 31, 1999, and 1998.


                                             /s/  Stegman and Company


Baltimore, Maryland
June 26, 2000